Exhibit 3.4

RESOURCE APARTMENT REIT III, INC.

FORM OF ARTICLES SUPPLEMENTARY

Class R Common Stock

Resource Apartment REIT III, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Section 5.1 of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”), by resolution duly adopted at a meeting duly called and held on May [22], 2017, classified and designated 750,000,000 shares of Common Stock (as defined in the Charter) as “Class R Common Stock,” with the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption as follows, which upon any restatement of the Charter shall be made part of Article V, with any necessary or appropriate changes to the enumeration of lettering of sections or subsections hereof:

Class R Common Stock

1. Designation and Number. A class of Common Stock, designated “Class R Common Stock,” is hereby established. The number of authorized shares of Class R Common Stock shall be 750,000,000.

2. Relative Seniority. In respect of rights to receive distributions and to participate in distributions of payments in the event of any liquidation, dissolution or winding up of the Corporation, the shares of Class R Common Stock shall rank: (a) on parity with any unclassified shares of Common Stock, the shares of Class A Common Stock (as defined in the Charter), the shares of Class T Common Stock (as defined in the Charter), the shares of Class I Common Stock (as defined in the Articles Supplementary creating such class of Common Stock), and all other equity securities issued by the Corporation other than those referred to in clause (b); and (b) junior to all equity securities issued by the Corporation which rank senior to the shares of Class R Common Stock.

3. Conversion.

(a) In this section, the following words have the meanings indicated:

(i) Dealer Manager means Resource Securities, Inc., a Delaware corporation, or such other Person selected by the Corporation to act as the dealer manager for an Offering.

(ii) Dealer Manager Fee means The dealer manager fee payable to the Dealer Manager for serving as the dealer manager for an Offering and reallowable to Soliciting Dealers with respect to shares of Capital Stock sold by them.

(iii) Gross Proceeds means with respect to an Offering or a Primary Offering, the aggregate purchase price of all shares of Capital Stock sold for the account of the Corporation through such Offering or Primary Offering, as applicable, without deduction for Organization and Offering Expenses.

(iv) Net Asset Value per share of Class R Common Stock means the net asset value of the Corporation allocable to the shares of Class R Common Stock, as determined by the Board of Directors from time to time, divided by the number of outstanding shares of Class R Common Stock.

(v) Net Asset Value per share of Class I Common Stock means the net asset value of the Corporation allocable to the shares of Class I Common Stock, as determined by the Board of Directors from time to time, divided by the number of outstanding shares of Class I Common Stock.

(vi) Primary Offering means, with respect to an Offering, the primary portion of such Offering, excluding any distribution reinvestment plan portion of such Offering.

(vii) Sales Commission means any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of shares of Common Stock, including, without limitation, commissions payable to the Dealer Manager.

(viii) Soliciting Dealers means those broker-dealers that are members of FINRA, or that are exempt from broker-dealer registration, and that, in either case, enter into selected dealer or other agreements with the Dealer Manager to sell or provide services with respect to shares of Capital Stock.

(ix) Distribution and Shareholder Servicing Fee means the distribution and shareholder servicing fee payable to the Dealer Manager as additional compensation for serving as the dealer manager for an Offering and reallowable to Soliciting Dealers with respect to shares of Capital Stock sold by them.

(x) Total Company-Level Underwriting Compensation means all underwriting compensation paid or incurred with respect to an Offering from all sources, determined pursuant to the rules and guidance of FINRA.

(xi) Total Share-Level Underwriting Compensation means , with respect to any share of Common Stock sold for the account of the Company through an Offering, all Dealer Manager Fees, Sales Commissions, Distribution and Shareholder Servicing Fees and any other underwriting compensation, determined pursuant to the rules and guidance of the Financial Industry Regulatory Authority, Inc., paid to the Dealer Manager or to Soliciting Dealers, as well as any purchase price discounts from the non-discounted offering price given at the time of purchase.

(b) Each share of Class R Common Stock held in a stockholder’s account shall automatically and without any action on the part of the holder thereof convert into such number of shares of Class I Common Stock equal to the product of each share of Class R Common Stock to be converted and a fraction, the numerator of which is the Net Asset Value per share of Class R Common Stock and the denominator of which is the Net Asset Value per share of Class I Common Stock (the “Class R Conversion Rate”), on the earlier of (a) a Listing of the shares of Class I Common Stock, (b) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (c) after the termination of the Primary Offering in which the initial shares of Class R Common Stock in the account were sold, the end of the month in which Total Company-Level Underwriting Compensation in that Primary Offering is not less than 10.0% of the Gross Proceeds of that Primary Offering, as calculated by the Company with the assistance of the Dealer Manager; and (d) the end of the month in which the Total Share-Level Underwriting Compensation paid in a Primary Offering with respect to all shares of Class R Common Stock held by such stockholder within such account and purchased in such Primary Offering (excluding shares purchased through a distribution reinvestment plan or received as stock dividends) is not less than 8.5% (or a lower limit as set forth in the applicable agreement between the Dealer Manager and a Soliciting Dealer at the time such shares of Class R Common Stock were issued) of the aggregate total of the non-discounted offering price at the time of purchase of each of such shares of Class R Common Stock purchased in such Primary Offering.

5. Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Corporation, the aggregate assets available for distribution to the Common Stockholders shall be determined in accordance with applicable law. Immediately before any liquidation, dissolution or winding up, or any distribution of the assets of the Corporation pursuant to a plan of liquidation, dissolution or winding up, the shares of Class R Common Stock will automatically convert to shares of Class I Common Stock at the Class R Conversion Rate, and the aggregate assets of the Company available for distribution, or the proceeds therefrom, shall be distributed to the holders of shares of Class I Common Stock, ratably with each other holder of shares of Class I Common Stock, which will include all converted shares of Class R Common Stock, that portion of such aggregate assets of the Company available for distribution as the number of outstanding shares of Class I Common Stock held by such holder bears to the total number of outstanding shares of Class I Common Stock then outstanding.

6. Suitability. In order to purchase shares of Class R Common Stock, the purchaser must represent to the Corporation that the applicable suitability standards set forth in Section 5.9 of the Charter have been satisfied.

SECOND: The shares of Class R Common Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this          day of                     , 2017.

RESOURCE APARTMENT REIT III, INC.

By:	Alan Feldman
Chief Operating Officer and President

[CORPORATE SEAL]

Attest:

Shelle Weisbaum
Chief Legal Officer, Senior Vice President and Secretary